Exhibit 99.(k)(2)

[EquiServe logo]

AMENDMENT TO THE

FEE AND SERVICE SCHEDULE

FOR STOCK TRANSFER SERVICES

between

THE CHILE FUND, INC.

and

EQUISERVE TRUST COMPANY, N.A.

and

EQUISERVE, INC.

AMENDMENT TO THE
FEE AND SERVICE SCHEDULE
FOR STOCK TRANSFER SERVICES

between

THE CHILE FUND, INC.

and

EQUISERVE, INC.

and

EQUISERVE TRUST COMPANY, N.A.

This is an Amendment to the Fee and Service Schedule between EquiServe Trust Company, N.A. and EquiServe, Inc. (collectively, the “Transfer Agent”) and The Chile Fund, Inc. (hereinafter referred to as the “Fund”), dated March 1, 2003, whereby the Transfer Agent and the Fund agree to the changes in the following sections of the Fee and Service Schedule:

Transfer Agent and Registrar Fee

$17,000.00	Annual Stock Transfer/Registrar Administrative Fee

Direct Stock Purchase Plan (DSPP Services)

This section is hereby deleted from the Fee and Service Schedule.

Dividend Reinvestment Plan (DRP) Services

•                  Certificate depository for safekeeping of certificates

•                  Provide Form 1099-B with each sale check to participant

IN WITNESS WHEREOF, the Transfer Agent and the Fund hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of this 30th day of September, 2003.

EquiServe, Inc.
EquiServe Trust Company, N.A.		The Chile Fund, Inc.

On Behalf of Both Entities:

By:	/s/ Dennis V. Moccia	By:	/s/ Michael Pignataro
Name:	Dennis V. Moccia	Name:	Michael Pignataro
Title:	Managing Director	Title:	Chief Financial Officer